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                                                                    EXHIBIT 23.6


                          CONSENT OF PETER LINNEMAN


        I consent to the use of my name as a Trustee Nominee in the section "Management" in the Registration Statement, SEC File No. 333-26629 and all amendments and post-effective amendments or supplements thereto, including the Prospectus contained therein, of Equity Office Properties Trust.



June 13, 1997                                 /s/ Peter Linneman
                                               --------------------------
                                               Peter Linneman